BYLAWS

OF

VISUAL NETWORK DESIGN, INC.
a Nevada corporation

ARTICLES ONE

OFFICES

Section 1.1.        REGISTERED OFFICE – The registered office of this corporation shall be in the County of Clark, State of Nevada.

Section 1.2.        OTHER OFFICES – The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE TWO

MEETINGS OF STOCKHOLDERS

Section 2.1         PLACE – All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.2         ANNUAL MEETINGS – Annual meetings of the stockholders shall be held on such date and at such hour as shall from time to time be fixed by the Board of Directors.

Section 2.3         SPECIAL MEETINGS – Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning at least seventy-five percent (75%) of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 2.4         NOTICE OF MEETINGS – Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall be to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2.5         PURPOSE OF MEETINGS – Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.6         QUORUM – The holders of a majority of the stock issued and outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7         VOTING – When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock have voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by the express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.8         SHARE VOTING – Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name of the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 2.9         PROXY – At any meeting of the stockholders, any stockholder may be represented and vote by proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 2.10       WRITTEN CONSENT IN LIEU OF MEETING – Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE THREE

DIRECTORS

Section 3.1         POWERS – The business of the corporation shall be managed by its Board of Directors which may exercise all such power of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2         NUMBER OF DIRECTORS – The number of directors which shall constitute the whole board shall be one (1). The number of directors may from time to time be increased or decreased to not less than one (1) nor more than fifteen (15) by action of the Board of Directors. The directors shall be elected at the Annual Meeting of the Stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3.3         VACANCIES – A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting. Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

The holders of at least seventy-five percent (75%) of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by a vote at a meeting called for such purpose or by a written consent filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall be filled only by the stockholders. A director may also be removed for gross negligence, violation of local, state or federal laws, gross misconduct, or failure to meet the fiduciary obligations of directors at any time by a majority of the vote of the Board, provided that such action of the entire Board of Directors is taken at a meeting called expressly for that purpose or by a written consent filed with the secretary or, in his absence, with any other officer.

ARTICLE FOUR

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1         PLACE – Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Section 4.2         FIRST MEETING – The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 4.3         REGULAR MEETINGS – Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4.4         SPECIAL MEETINGS – Special meetings of the Board of Directors may be called by (i) the Chairman, (ii) the President or any executive officer or (iii) any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail, facsimile or electronic mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records, or if not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or faxed, it shall be deposited in the United States mail or transmitted by facsimile by the corporation at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered via facsimile or electronic mail as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, faxing, e-mailing or delivery as above provided shall be due, legal and personal notice to such director.

Section 4.5         NOTICE – Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 4.6         WAIVER – The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, whether before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7         QUORUM – A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by statute or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in a regular meeting.

Section 4.8        ADJOURNMENT – A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, whether regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

ARTICLE FIVE

COMMITTEES OF DIRECTORS

Section 5.1         POWER TO DESIGNATE – The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation be affixed to all papers which may require it. Such committees and their makeup shall include any committees required by law or statute. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member, provided they meet any statutory requirements of the makeup of the committee. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 5.2         REGULAR MINUTES – The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 5.3         WRITTEN CONSENT – Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

ARTICLE SIX

COMPENSATION OF DIRECTORS

Section 6.1         COMPENSATION – The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Non-Director and Director members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE SEVEN

NOTICES

Section 7.1         NOTICE – Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by electronic mail.

Section 7.2         CONSENT – Whenever all parties entitled to vote at any meeting, whether directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 7.3         WAIVER OF NOTICE – Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE EIGHT

OFFICERS

Section 8.1         APPOINTMENT OF OFFICERS – The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. Any person may hold two or more offices.

Section 8.2         TIME OF APPOINTMENT – The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a President, a Secretary and a Treasurer, none of whom need to be directors.

Section 8.3         ADDITIONAL OFFICERS – The Board of Directors may appoint a Chief Operating Officer, Chief Financial Officer, Vice-Presidents and other executive officers of the corporation.  The President may appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as he or she shall deem necessary who are not executive officers of the corporation.  Both the officers appointed by the Board of Directors and those appointed by the President shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board or the person who appointed them.

Section 8.4         SALARIES – The salaries and compensation of all executive officers of the corporation shall be fixed by the Board of Directors.

Section 8.5         VACANCIES – The executive officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors and any officer appointed by the President may be removed at any time by the President. Any vacancy occurring in any executive office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors and any vacancy occurring in any non-executive office of the corporation shall be filled by the President.

Section 8.6         CHAIRMAN OF THE BOARD – The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 8.7         VICE-CHAIRMAN – The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.8         PRESIDENT – The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He/She shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

Section 8.9         VICE-PRESIDENT – The Vice-Presidents shall act under the direction of the President, and in the absence or disability of the President a Vice-President who is an executive officer shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 8.10       SECRETARY – The Secretary shall act under the direction of the President. Subject to the direction of the President he/she shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He/She shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 8.11       ASSISTANT SECRETARIES – The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8.12       TREASURER – The Treasurer shall act under the direction of the President. Subject to the direction of the President he/she shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He/She shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the corporation.

Section 8.13       SURETY – If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his/her control belonging to the corporation.

Section 8.14       ASSISTANT TREASURER – The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

ARTICLE NINE

CERTIFICATES OF STOCK

Section 9.1         SHARE CERTIFICATES – Every stockholder shall be entitled to have a certificate signed by the President or Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

Section 9.2         TRANSFER AGENTS – If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 9.3         LOST OR STOLEN CERTIFICATES – The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 9.4         SHARE TRANSFERS – Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding the transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 9.5         VOTING SHAREHOLDER – The Board of Directors may fix in advance a date not less than ten (10) days but not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 9.6         SHAREHOLDERS RECORD – The corporation shall be entitled to recognize the person, natural or otherwise, registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE TEN

GENERAL PROVISIONS

Section 10.1      DIVIDENDS – Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 10.2      RESERVES – Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3      CHECKS – All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 10.4      FISCAL YEAR – The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 10.5      CORPORATE SEAL – The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words “Corporate Seal” and “Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE ELEVEN

INDEMNIFICATION

Section 11.1.     Indemnification Respecting Third Party Claims. The Corporation, to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to Nevada Revised Statutes (NRS) 78.138, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a person who is or was a director, officer employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person (i) is liable pursuant to NRS 78.138 or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 11.1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 11.1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Associated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Corporation in a specific case as permitted by Section 11.7 below in this Article.

Section 11.2.     Indemnification Respecting Derivative Claims. The Corporation, to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person is not liable pursuant to NRS 78.138, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the Corporation unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 11.2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 11.2 against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 11.7 below in this Article.

Section 11.3.      Determination of Entitlement to Indemnification. Any indemnification to be provided under either of Section 11.1 or 11.2 above in this Article (unless ordered by a court of competent jurisdiction or advanced as provided in Section 11.5 of this Article) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determination must be made (a) by the stockholders, (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (c) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. In the event a request for indemnification is made by any person referred to in Section 11.1 or 11.2 above in this Article, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

Section 11.4.      Right to Indemnification upon Successful Defense and for Service as a Witness. (a)  Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Section 11.1 or 11.2 above in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

(b)  To the extent any person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director, officer, employee or agent of the Corporation, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Corporation as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Corporation has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.

Section 11.5.      Advance of Expenses. Expenses incurred by any present or former director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall, to the extent permitted by law, be paid by the Corporation in advance of the final disposition of, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation as authorized by this Article.

(b)  Expenses and costs incurred by any other person referred to in Section 11.1 or 11.2 above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.

Section 11.6.      Notice of Action; Assumption of the Defense. Promptly after receipt by any person referred to in Section 11.1, 11.2 or 11.5 above in this Article of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Corporation thereof. The Corporation shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Corporation shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Corporation under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Corporation in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Corporation as authorized by this Article. Notwithstanding anything in this Article to the contrary, after the Corporation shall have notified the Indemnitee of its election so to assume the defense, the Corporation shall not be liable under such Sections for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Corporation shall have elected to assume the defense, and (b) the counsel chosen by the Corporation to conduct the defense shall have determined, in their sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Corporation to the extent provided in such Sections above in this Article.

Section 11.7.     Indemnification Not Exclusive. The provision of indemnification or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to Section 11.5 of this Article may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Section 11.8.     Corporate Obligations; Reliance. The provisions of Sections 11.1, 11.2, 11.4(a) and 11.5(a) above of this Article shall be deemed to create a binding obligation on the part of the Corporation to the directors, officers, employees and agents of the Corporation, and the persons who are serving at the request of the Corporation as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers or retained as employees or agents, or serving at the request of the Corporation as Subsidiary Officers of Associated Entities (including persons who served as directors, officers, employees and agents, or served at the request of the Corporation as Subsidiary Officers of Associated Entities, on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors, officers, employees or agents of the Corporation, or serving at the request of the Corporation as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.

Section 11.9.     Further Changes. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Corporation’s Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

Section 11.10.   Successors. The right, if any, of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 11.1 through 11.9 above in this Article shall continue after he shall have ceased to be a director, officer, employee or agent or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

Section 11.11.    Insurance. (a)  The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and liability and expenses incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability  and expenses.

(b)           The other financial arrangements made by the Corporation pursuant to subsection (a) may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(c)           Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the Corporation or other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation.

(d)           In the absence of fraud or violation of any law or statute:  (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement (A) is not void or voidable, and (B) does not subject any director approving it to personal liability for his action, even if, in either case, a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 11.12.    Definitions of Certain Terms. For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer employee or agent of the Corporation or as a Subsidiary Officer of any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE TWELVE

AMENDMENTS

Section 12.1       BY SHAREHOLDERS – The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 12.2       BY BOARD OF DIRECTORS – The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.